Exhibit 5.1




                      [MAYER, BROWN, ROWE & MAW LETTERHEAD]

June 6, 2003

Ferrellgas Partners, L.P.
Ferrellgas, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas Finance Corp.
One Liberty Plaza
Liberty, MO  64068

         Re:  Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), Ferrellgas, L.P., a Delaware limited partnership (the "Operating Partnership"), Ferrellgas Partners Finance Corp., a Delaware corporation ("Ferrellgas Partners Finance"), and Ferrellgas Finance Corp., a Delaware corporation ("Ferrellgas Finance"), in connection with the preparation of a registration statement on Form S-3, as amended (Registration Nos. 333-103267, 333-103267-01, 333-103267-02 and 333-103267-03) (the
"Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the
"Securities Act"). The Partnership, the Operating Partnership, Ferrellgas Partners Finance and Ferrellgas Finance are referred to herein collectively as, the "Issuers."

     The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each a "Prospectus Supplement") of:

     o    common units of the Partnership ("Common Units");

     o    senior units of the Partnership ("Senior Units");

     o    deferred participation units of the Partnership ("DPUs"),

     o    warrants of the Partnership ("Warrants");

     o debt securities of either the Partnership and Ferrellgas Partners Finance or the Operating Partnership and Ferrellgas Finance ("Debt Securities"); and

     o any Common Units issuable upon the exercise or conversion of the Senior Units, DPUs and Warrants, if applicable ("Conversion Units"),

having an aggregate initial public offering price not to exceed U.S. $500,000,000, on terms to be determined at the time of the offering. The Common Units, Senior Units, DPUs, Warrants, Debt Securities and Conversion Units are collectively referred to herein as the "Securities."

     Each series of Debt Securities will be issued under one of the indentures, attached as exhibits to the Registration Statement, as each indenture may be supplemented from time to time (each, an "Indenture"), to be entered into between the applicable Issuers and the applicable trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership and the Operating Partnership (the "General Partner"), Ferrellgas Partners Finance and Ferrellgas Finance, as applicable, as part of the corporate action to be taken in connection with the authorization of the issuance of the applicable Securities (the "Corporate Proceedings").

     As special counsel to the Issuers, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership and the Fourth Amended and
Restated Agreement of Limited Partnership of the Partnership, (ii) the Certificate of Limited Partnership and the Second Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership, (iii) the Certificates of Incorporation and Bylaws of Ferrellgas Partners Finance and Ferrellgas Finance, each as amended to date, (iv) the Registration Statement,
(v) the  Prospectus,  (vi)  resolutions of the Board of Directors of the General

                                 Exhibit 5.1 - 1

Partner, Ferrellgas Partners Finance and Ferrellgas Finance, (vii) the forms of Indenture included as exhibits to the Registration Statement, (viii) the Operating Partnership's Amendment No. 1 to its Registration Statement on Form 10/A (No. 0-50182) relating to its limited partner interests, as filed with the Commission on June 6, 2003, and Ferrellgas Finance's Registration Statement on Form 10/A (No. 0-50182) relating to its common stock, as filed with the Commission on May 6, 2003 (collectively, the "Form 10s") (ix) the Partnership's Registration Statement on Form 8-A/A, as filed with the Commission on February 18, 2003, and (x)such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of the General Partner, Ferrellgas Partners Finance and Ferrellgas Finance and faxes and certificates of public officials, as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

     In  our  examinations  and  investigations,   we  have  assumed   (i)  the
genuineness of all signatures on, and the authenticity of, all of the foregoing documents, faxes, certificates, instruments and records (collectively, the "Documents") submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in such Documents, (iii) the due authorization, execution and delivery by the parties thereto, other than the Issuers and the General Partner, of all Documents examined by us and (iv) that, to the extent such Documents purport to constitute agreements of parties other than the Issuers and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.

In addition, and for purposes of our opinion, we have assumed that (i) the Registration Statement and any amendment thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Securities, (ii)each of the Form 10s and any amendments thereto (including post-effective amendments) will have been declared effective by the Commission and will be effective on the date of issuance of any Securities by the Operating Partnership and/or Ferrellgas
Finance, (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iv) with respect to any issuance of Debt Securities, the final form of Indenture or supplement thereto will have been filed with the Commission, (v) all Securities will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement, and (vi) the Securities will have been executed in substantially the form reviewed by us and that the terms of the Securities will have been established so as not to violate, conflict with or constitute a default under (a) any agreement or instrument to which any of Issuers or their respective property is subject, (b) any law, rule, or regulation to which any of the Issuers or their respective property is subject,
(c) any judicial or administrative order or decree of any governmental authority or any judicial or administrative order or decree of any governmental authority to which any of the Issuers or their respective property is subject, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority to which any of the Issuers or their respective property is subject.

     Based on the  foregoing  and  subject to the  limitations,  conditions  and
assumptions   set  forth   herein,   and   having  due  regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

     1. Upon the completion of the Corporate Proceedings relating to the Common Units and when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Common Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act")).

     2. Upon the completion of the Corporate Proceedings relating to the Senior Units and when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Senior Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such Senior Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Act).

     3. Upon the completion of the Corporate Proceedings relating to the DPUs and when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such DPUs will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such DPUs is not also a general partner of the Partnership and does not participate in the control of the Partnership's business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Act).

     4. Upon the completion of the Corporate Proceedings relating to the Warrants and when the applicable warrant agreement has been duly authorized and validly executed and delivered by the Partnership and the applicable warrant agent and such Warrants have been duly executed, authenticated, issued and delivered in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Warrants will constitute valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

                                Exhibit 5.1 - 2

     5. Upon the completion of the Corporate Proceedings relating to a series of Debt Securities, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series (including the Indenture being qualified under the Trust Indenture Act of 1939, as amended, and the applicable trustee being qualified to act as trustee thereunder), the Debt Securities of such series, when sold in exchange for the consideration set forth in the applicable Prospectus Supplement and pursuant to the terms of any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Debt Securities will constitute valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, and will be entitled to the benefits of the applicable Indenture.

     6. Upon the completion of the Corporate Proceedings relating to the Conversion Units and when issued in exchange for the consideration set forth in the applicable Senior Units, DPUs or Warrants (authorized and approved as detailed above) upon the conversion thereof, as set forth in the applicable Prospectus Supplement and pursuant to the terms of those Securities and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, such Conversion Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of such Conversion Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Act).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus contained therein under the caption "Legal Matters." In giving this consent, we do not admit that we are "experts," within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to, as in effect on the date hereof, the law of the Delaware Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, the internal laws of the State of New York and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Issuers or to any investment therein. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

                                                    Sincerely,

                                                    /s/ Mayer, Brown, Rowe & Maw

                                                    MAYER, BROWN, ROWE & MAW



                                Exhibit 5.1 - 3